                                                            EX-10.17





                              ANHEUSER-BUSCH
                          401(k) RESTORATION PLAN



                         Effective January 1, 1994

                             TABLE OF CONTENTS
                             -----------------

                                 ARTICLE I

                           ESTABLISHMENT OF PLAN
                           ---------------------
       1.1.    Action By Company . . . . . . . . . . . . . . . . . . . .  1
       1.2.    Purpose of the Plan . . . . . . . . . . . . . . . . . . .  1

                                ARTICLE II

                                DEFINITIONS
                                -----------
       2.1.   Account. . . . . . . . . . . . . . . . . . . . . . . . . .  1
       2.2.   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . .  1
       2.3.   Company Contributions. . . . . . . . . . . . . . . . . . .  1
       2.4.   Compensation.. . . . . . . . . . . . . . . . . . . . . . .  1
       2.5.   Effective Date.. . . . . . . . . . . . . . . . . . . . . .  1
       2.6.   Election Date. . . . . . . . . . . . . . . . . . . . . . .  1
       2.7.   Eligible Employee. . . . . . . . . . . . . . . . . . . . .  2
       2.9.   Investment Fund. . . . . . . . . . . . . . . . . . . . . .  2
       2.10.  Match Rate.. . . . . . . . . . . . . . . . . . . . . . . .  2
       2.11.  Participant. . . . . . . . . . . . . . . . . . . . . . . .  2
       2.12.  Participating Employer.. . . . . . . . . . . . . . . . . .  2
       2.13.  Personal Salary Deferral Contributions.. . . . . . . . . .  2
       2.14.  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.15.  Regular 401(k) Plan. . . . . . . . . . . . . . . . . . . .  2
       2.16.  Regular 401(k) Plan Matched Contributions. . . . . . . . .  2
       2.17.  Reporting Person.. . . . . . . . . . . . . . . . . . . . .  2
       2.18.  Reporting Person's HCSF Sub-Account. . . . . . . . . . . .  2

                                ARTICLE III

                                ELIGIBILITY
                                -----------
       3.1.  Eligibility on Election Dates . . . . . . . . . . . . . . .  3
       3.2.  Eligibility Requirements. . . . . . . . . . . . . . . . . .  3
       3.3.  Participation . . . . . . . . . . . . . . . . . . . . . . .  3
       3.4.  Suspension. . . . . . . . . . . . . . . . . . . . . . . . .  3

                                ARTICLE IV

                   PARTICIPANT DEFERRAL OF COMPENSATION
                   ------------------------------------
       4.1.  Election. . . . . . . . . . . . . . . . . . . . . . . . . .  4
       4.2.  Time For Making Election. . . . . . . . . . . . . . . . . .  4
       4.3.  Special Rule for Reporting Persons. . . . . . . . . . . . .  4
       4.4.  Cessation of Personal Salary Deferral
             Contributions . . . . . . . . . . . . . . . . . . . . . . .  4

                              i
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                                 ARTICLE V

                           COMPANY CONTRIBUTIONS
                           ---------------------
                                ARTICLE VI

                                 ACCOUNTS
                                 --------

       6.1.  Establishment of Accounts . . . . . . . . . . . . . . . . .  5
       6.2.  Crediting of Personal Salary Deferral
             Contributions . . . . . . . . . . . . . . . . . . . . . . .  5
       6.3.  Crediting of Company Contributions. . . . . . . . . . . . .  5
       6.4.  Crediting or Debiting of Investment Returns . . . . . . . .  5
       6.5.  Debiting of Payments. . . . . . . . . . . . . . . . . . . .  5

                                ARTICLE VII

                         HYPOTHETICAL INVESTMENTS
                         ------------------------

       7.1.  Election of Hypothetical Investments. . . . . . . . . . . .  6
       7.2.  Crediting of Investment Returns . . . . . . . . . . . . . .  6

                               ARTICLE VIII

                                  VESTING
                                  -------

       8.1.  Personal Salary Deferral Contributions. . . . . . . . . . .  7
       8.2.  Company Contributions . . . . . . . . . . . . . . . . . . .  7

                                ARTICLE IX

                            PAYMENT OF BENEFITS
                            -------------------

       9.1.   Election . . . . . . . . . . . . . . . . . . . . . . . . .  7
       9.2.   Commencement of Payments . . . . . . . . . . . . . . . . .  7
       9.3.   Timing of Payments . . . . . . . . . . . . . . . . . . . .  8
       9.4.   Set Off and Withholding. . . . . . . . . . . . . . . . . .  8
       9.5.   Determination of Payment Amounts . . . . . . . . . . . . .  8
       9.6.   Unforeseeable Emergency. . . . . . . . . . . . . . . . . .  9
       9.7.   Change in Control. . . . . . . . . . . . . . . . . . . . . 10
       9.8.   General Right to Accelerate Payment. . . . . . . . . . . . 11
       9.9.   Payments After Death . . . . . . . . . . . . . . . . . . . 11
       9.10.  All Payments to be Made by the Company . . . . . . . . . . 13
       9.11.  Special Rule for Non-deductible Amounts. . . . . . . . . . 13

                                 ARTICLE X

              PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY
              ----------------------------------------------

       10.1.  Adoption . . . . . . . . . . . . . . . . . . . . . . . . . 13
       10.2.  Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . 13
       10.3.  Succession . . . . . . . . . . . . . . . . . . . . . . . . 13

                              ii
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                                ARTICLE XI

                   ADMINISTRATION AND CLAIMS PROCEDURES
                   ------------------------------------

       11.1.  Administrative Duties of the Company . . . . . . . . . . . 14
       11.2.  Claims Procedures. . . . . . . . . . . . . . . . . . . . . 14
       11.3.  Books and Records. . . . . . . . . . . . . . . . . . . . . 16
       11.4.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                ARTICLE XII

                         AMENDMENT AND TERMINATION
                         -------------------------

                               ARTICLE XIII

                               MISCELLANEOUS
                               -------------

       13.1.   Company's Obligations Unsecured . . . . . . . . . . . . . 17
       13.2.   No Alienation . . . . . . . . . . . . . . . . . . . . . . 17
       13.3.   No Waiver of Rights . . . . . . . . . . . . . . . . . . . 18
       13.4.   Severability. . . . . . . . . . . . . . . . . . . . . . . 18
       13.5.   Legal Expenses. . . . . . . . . . . . . . . . . . . . . . 18
       13.6.   Presumption of Competence . . . . . . . . . . . . . . . . 18
       13.7.   Facility of Payment . . . . . . . . . . . . . . . . . . . 18
       13.8.   No Guarantee of Employment or Compensation. . . . . . . . 19
       13.9.   Plan Provisions Binding . . . . . . . . . . . . . . . . . 19
       13.10.  Rules of Interpretation . . . . . . . . . . . . . . . . . 19
       13.11.  Missouri Law Controls . . . . . . . . . . . . . . . . . . 19
       13.12.  Reporting Persons . . . . . . . . . . . . . . . . . . . . 19
       13.13.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 19

















                              iii

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                              ANHEUSER-BUSCH
                          401(k) RESTORATION PLAN
                          -----------------------


                                 ARTICLE I

                           ESTABLISHMENT OF PLAN
                           ---------------------

     1.1.   Action By Company.  Effective as of January 1, 1994,
            -----------------
Anheuser-Busch Companies, Inc., a Delaware corporation (the
"Company"), hereby establishes the Anheuser-Busch 401(k)
Restoration Plan (the "Plan").

     1.2.   Purpose of the Plan.  The Plan is established and
            -------------------
maintained by the Company for the purpose of restoring certain benefits which are precluded from being provided under the Regular 401(k) Plan to a select group of management and highly compensated employees.

                                ARTICLE II

                                DEFINITIONS
                                -----------
            Except as otherwise expressly provided in this Plan, all capitalized terms used herein shall have the meaning ascribed to them in the Regular 401(k) Plan.

     2.1.  "Account."  The separate record of the interest of
            -------
each Participant in this Plan which the Company will establish in accordance with Article VI.

     2.2.  "Beneficiary."  The individual or individuals
            -----------
designated by a Participant to receive benefits under Section
9.9, or any other person deemed to be a Beneficiary under any other provision of this Plan or by law.

     2.3.  "Company Contributions."  The amounts credited to the
            ---------------------
Accounts of Participants pursuant to Article V hereof.

     2.4.  "Compensation."  Base Pay under the Regular 401(k)
            ------------
Plan, except that no reduction shall be made to reflect the limitation under Section 401(a)(17) of the Code.

     2.5.  "Effective Date."  January 1, 1994.
            --------------
     2.6.  "Election Date."  A date determined by the Company not
            -------------
later than which any election under the Plan must be made.

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     2.7.  "Eligible Employee."  An Employee of any Participating
            -----------------
Employer who is eligible to participate in the Plan in accordance with Article III hereof.

     2.8.  "Employee."  A common-law employee of any
            --------
Participating Employer.

     2.9.  "Investment Fund."  Any of the investment sub-funds
            ---------------
which, from time to time, comprise the Fund under the Regular 401(k) Plan. At the time of the establishment of this Plan, the Investment Funds include the Company Stock Fund, the Equity Index Fund, the Medium-Term Fixed Income Fund and the Short-Term Fixed Income Fund.

     2.10.  "Match Rate."  The applicable contribution rate for
             ----------
Company Matching Contributions under the Regular 401(k) Plan from time to time.

     2.11.  "Participant."  Any Eligible Employee who has elected
             -----------
to participate in the Plan in accordance with Section 4.1 hereof and for whom an Account is maintained.

     2.12.  "Participating Employer."  The Company and any other
             ----------------------
employer which is a Participating Employer under the Regular
401(k) Plan and employs any Eligible Employees.

     2.13.  "Personal Salary Deferral Contributions."  A
             --------------------------------------
Participant's personal salary deferral contributions to this Plan.

     2.14.  "Plan Year."  The fiscal year adopted for this Plan.
             ---------
On the Effective Date, the Plan Year is the calendar year.

     2.15.  "Regular 401(k) Plan."  The Anheuser-Busch Deferred
             -------------------
Income Stock Purchase and Savings Plan, as amended from time to time.

     2.16.  "Regular 401(k) Plan Matched Contributions."  A
             -----------------------------------------
Participant's Personal Contributions to the Regular 401(k) Plan with respect to which Company Matching Contributions are made.

     2.17.  "Reporting Person."  As of a given date, an Employee
             ----------------
who would be required to report an ordinary purchase or sale of the common stock of the Company occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     2.18.  "Reporting Person's HCSF Sub-Account."  That portion
             -----------------------------------
of an Account of a Reporting Person which is hypothetically invested in the Company Stock Fund.

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                                ARTICLE III

                                ELIGIBILITY
                                -----------
     3.1.  Eligibility on Election Dates.  Any person who is an
           -----------------------------
Employee of a Participating Employer on the Effective Date or any subsequent Election Date is eligible to participate in the Plan as of such Effective Date or Election Date provided he or she satisfies the requirements of Section 3.2 on such date.

     3.2.  Eligibility Requirements.  In order to be eligible to
           ------------------------
defer any portion of his Compensation under the Plan from time to time, an Employee must satisfy the following requirements:

            (a)  Be a participant in the Regular 401(k) Plan;

            (b)  Have Compensation exceeding the limit
established under Section 401(a)(17) of the Code, determined on a ratable basis under the standards applied under the Regular
401(k) Plan; and

            (c) Be contributing to the Regular 401(k) Plan the maximum percentage of Base Pay which may constitute Regular
401(k) Plan Matched Contributions.

     3.3.  Participation.  Any Eligible Employee shall become a
           -------------
Participant in the Plan by electing to make Personal Salary Deferral Contributions pursuant to Article IV hereof, and shall remain a Participant as long as he or she shall continue to live and have an Account.

     3.4.  Suspension.
           ----------
            (a) A Participant who reduces contributions to the Regular 401(k) Plan below the maximum percentage of Base Pay which may constitute Regular 401(k) Plan Matched Contributions shall be suspended from making Personal Salary Deferral Contributions and from receiving Company Contributions under this Plan for period of twelve (12) months after the effective date of such withdrawal.

            (b) A Participant who makes a withdrawal pursuant to Section 9.6 or a hardship withdrawal under the Regular 401(k) Plan shall be suspended from making Personal Salary Deferral Contributions and receiving Company Contributions under this Plan for a period of twelve (12) months after the effective date of such withdrawal.

            (c)  A Participant who is suspended from making
Regular 401(k) Plan Matched Contributions for any other reason shall be suspended from making Personal Salary Deferral
Contributions and receiving Company Contributions under this Plan

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for the same period as the suspension period provided for in the
Regular 401(k) Plan.

            (d)  Any Participant suspended pursuant to this
Section 3.4 may resume deferrals under this Plan only if the Participant satisfies the requirements of Section 3.2 at the time of resumption and makes an election described in Section 4.1 not later than the Election Date for the Plan Year in which deferrals are resumed, whether the Participant's suspension period expires as of January 1 or on a later date during the Plan Year.

                                ARTICLE IV

                   PARTICIPANT DEFERRAL OF COMPENSATION
                   ------------------------------------

     4.1.  Election.  An Eligible Employee who wishes to begin or
           --------
resume Personal Salary Deferral Contributions under the Plan must execute and deliver the appropriate Company form properly completed. Execution and delivery of such form to the Company shall be an irrevocable direction by the Participant to his or her Participating Employer to defer payment of an amount which is equal to (a) the difference between the Participant's Compensation and the applicable annual compensation limit under
Section 401(a)(17) of the Code, times (b) the maximum percentage of Base Pay which may constitute Regular 401(k) Plan Matched Contributions until the earlier of the date the Participant's employment with all Participating Employers ends, the date of suspension of the Participant's contributions pursuant to Section
3.4 or the date of cessation of the Participant's Personal Salary Deferral Contributions pursuant to Section 4.4.

     4.2.  Time For Making Election.  In general, the election
           ------------------------
described in Section 4.1 must be made not later than the Election Date which immediately precedes the Plan Year in which the Participant wishes to begin or resume making Personal Salary Deferral Contributions. In the case of an Employee who becomes an Eligible Employee after the Effective Date, the election to begin making Personal Salary Deferral Contributions described in
Section 4.1 must be made not later than the Election Date which coincides with such Employee's initial eligibility, and will apply to defer amounts attributable to services performed after such Election Date.

     4.3.  Special Rule for Reporting Persons.  Notwithstanding
           ----------------------------------
anything, an election described in Section 4.1 by a Reporting Person shall not be effective as to Compensation payable prior to the first day of the month following the calendar month in which the election is executed and delivered.


     4.4.  Cessation of Personal Salary Deferral Contributions.
           ---------------------------------------------------
A Participant may cease making Personal Salary Deferral
Contributions as of the first day of any Plan Year, provided that

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

the Participant executes and delivers the appropriate form promulgated by the Company not later than the Election Date which immediately precedes the Plan Year. An election under this
Section 4.4 does not constitute a termination of participation in the Plan.

                                 ARTICLE V

                           COMPANY CONTRIBUTIONS
                           ---------------------

            Each Participant's Account will be credited with a Company Matching Contribution which is equal to (a) the amount of such Participant's Personal Salary Deferral Contribution, times
(b) the Match Rate, all as determined from time to time. Each Participant's Account will be credited with a Supplemental Contribution for each Plan Year at the same rate as the Supplemental Contribution under the Regular 401(k) Plan for the Regular 401(k) Plan's plan year within which the Plan Year of this Plan ends.

                                ARTICLE VI

                                 ACCOUNTS
                                 --------

     6.1.  Establishment of Accounts.  The Company will establish
           -------------------------
an Account for the benefit of each Participant.

     6.2.  Crediting of Personal Salary Deferral Contributions.
           ---------------------------------------------------
Each Participant's Account shall be credited with his or her Personal Salary Deferral Contributions at the same time as accounts under the Regular 401(k) Plan are credited with Personal Contributions.

     6.3.  Crediting of Company Contributions.  Each
           ----------------------------------
Participant's Account will also be credited with Company Matching
Contributions and Supplemental Contributions in accordance with
Article V, at the same times as accounts under the Regular 401(k)
Plan are credited therewith.

     6.4.  Crediting or Debiting of Investment Returns.  The
           -------------------------------------------
Company shall credit or debit, as the case may be, each Participant's Account to reflect the return on hypothetical investments provided in Article VII.

     6.5.  Debiting of Payments.  Each Participant's Account
           --------------------
shall be debited by the amount of any payments of benefits pursuant to Article IX at the time of any such payments.

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                                ARTICLE VII

                         HYPOTHETICAL INVESTMENTS
                         ------------------------

     7.1.  Election of Hypothetical Investments.  Prior to
           ------------------------------------
becoming a Participant, each Participant must (and at such times as the Company may thereafter allow, each Participant may) select the combination of Investment Funds in which he or she wishes hypothetically to invest, subject to the following limitations:

            (a) The portion of each Participant's Account which is attributable to Company Contributions, including earnings thereon, shall be hypothetically invested at all times in the Company Stock Fund.

            (b)  At least 50% of the portion of each
Participant's Account which is attributable to Personal Salary Deferral Contributions, including earnings thereon, shall be hypothetically invested in the Company Stock Fund for at least one complete Plan Year after the Plan Year of contribution.

            (c) Notwithstanding (b) above, no part of the value of a Reporting Person's Account which is attributable to Personal
Salary Deferral Contributions shall be hypothetically invested in the Company Stock Fund at any time.

            (d)  A Participant's elections respecting
hypothetical investment of future deferrals and hypothetical investment of the Participant's existing Account shall be made separately and independently in accordance with the rules and regulations of the Regular 401(k) Plan.

            (e) If a Participant dies before distribution of the Participant's entire Account is complete, the Participant's Beneficiary shall have the right to make the elections reserved to the Participant in the foregoing subsections of this Section
7.1 from the date the Employee Stock Plans Department of the Company receives written notice of the Participant's death through the date of final distribution; provided: (i) if a deceased Participant has two or more Beneficiaries, the Beneficiaries shall have the right to make such elections with respect to the portions of the Participant's Account to which they are respectively entitled; and (ii) if the Beneficiary is a minor or otherwise legally incompetent, a parent or legal guardian of the Beneficiary, as the case may be, shall exercise such right on behalf of the Beneficiary.

     7.2.  Crediting of Investment Returns.   The Company shall,
           -------------------------------
at such times and in such manner as it in its sole discretion determines to be appropriate, credit or debit each Participant's Account, as the case may be, with the appropriate amount of income, gain or loss, as if such Account had been invested in the

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

combination of Investment Funds he or she has selected in accordance with Section 7.1.

                               ARTICLE VIII

                                  VESTING
                                  -------

     8.1.  Personal Salary Deferral Contributions.  The portion
           --------------------------------------
of a Participant's Account which is attributable to the Participant's Personal Salary Deferral Contributions, together with all earnings thereon, shall be fully vested and non-forfeitable at all times.

     8.2.  Company Contributions.  The portion of a Participant's
           ---------------------
Account which is attributable to Company Contributions, together with all earnings thereon, shall vest and become non-forfeitable when the portion of such Participant's Regular 401(k) Plan account which is attributable to Company Matching Contributions and Supplemental Contributions vests and becomes non-forfeitable.


                                ARTICLE IX

                            PAYMENT OF BENEFITS
                            -------------------
     9.1.  Election.
           --------

            (a) At the time an Eligible Employee makes the initial election to participate in the Plan which is described in
Section 4.1, he or she shall also irrevocably elect whether amounts deferred under the Plan during the initial Plan Year and subsequent Plan Years shall be made in a single sum, or five (5) installments, and whether payment shall begin as of the first day of the calendar month following termination of the Participant's employment with all Employing Companies or as of the January 1 following the termination, all subject to acceleration as provided for in Sections 9.6, 9.7 and 9.8.

            (b) A Participant may change any prior election made pursuant to Section 9.1(a) or any election pursuant to this
Section 9.1(b), effective as to the value of the Participant's Account which is attributable to contributions made on and after the first day of any succeeding Plan Year. Notice of any such change shall be filed by the Election Date for such Plan Year on a form prescribed by the Company.

     9.2.  Commencement of Payments.  Subject to the remaining
           ------------------------
provisions of this Article IX, payments under the Plan shall begin as of the first day of the calendar month following the Participant's termination of employment with all Employing

Companies or as of the January 1 following the termination, as elected by the Participant.

     9.3.  Timing of Payments.
           ------------------

            (a) If a Participant has elected payment of any portion of the Participant's Account in a single sum pursuant to
Section 9.1, such single sum amount shall be due and payable as of the first day of the calendar month following termination of the Participant's employment with all Employing Companies or as of the January 1 following the termination, as elected by the Participant.

            (b) If a Participant has elected payment of any portion of the Participant's Account in installments pursuant to
Section 9.1, the initial installment shall be due and payable as of the first day of the calendar month following the Participant's termination of employment with all Employing Companies or as of the January 1 following the termination, as elected by the Participant, and the remaining four (4) installments shall be due and payable as of January 1 of the next four (4) Plan Years.

            (c)  Notwithstanding Section 9.3(b), if the
Participant's employment with all Employing Companies terminates before age fifty-five (55) for any reason other than the Participant's death or disability, the Company may determine that payment of the Participant's entire Account balance shall be paid in a single sum, notwithstanding any election by the Participant to the contrary.

     9.4.  Set Off and Withholding.
           -----------------------

            (a) Any amount then due and payable by the Company to any Participant and/or Beneficiary under this Plan may be offset by any amount owed to any Employing Company by the Participant and/or Beneficiary for any reason and in any capacity whatsoever, as the Company may determine in its sole and absolute discretion.

            (b) There shall be deducted from any amount payable under this Plan all taxes required to be withheld by any federal, state or local government. Participants and their Beneficiaries shall bear any and all federal, state, local and other income taxes and other taxes imposed on amounts paid under the Plan, whether or not withholding is required or carried out in accordance with this provision.

     9.5.  Determination of Payment Amounts.
           --------------------------------

            (a) If payment to a Participant or Beneficiary occurs in a single sum, the amount of such single sum shall be equal to the Participant's vested Account balance as of the Plan's valuation date immediately preceding the payment date.

            (b) If payment to a Participant or Beneficiary occurs in annual installments, the amount of each installment shall be equal to the Participant's vested Account balance as of the Plan's valuation date immediately preceding the payment date, divided by the number of installments then remaining to be paid. For example, to determine the amount of the first installment, divide the Participant's vested Account balance by five (5); to determine the amount of the second installment, divide the Participant's vested Account balance by four (4), and so on.

     9.6.  Unforeseeable Emergency.
           -----------------------

            (a) Notwithstanding Sections 9.1, 9.2 and 9.3 above, the Company may determine that payment of any portion of the amount then due a Participant or Beneficiary under the Plan shall be accelerated on application of the Participant or Beneficiary on account of and subject to reasonable proof of unforeseeable emergency.

            (b)  For purposes of this Section 9.6, an
unforeseeable emergency is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or Beneficiary or of a dependent (as defined in section 152(a) of the Internal Revenue
Code) of the Participant or Beneficiary, loss of the Participant's or Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved--

               (i) Through reimbursement or compensation by insurance or otherwise,

               (ii) By liquidation of the Participant's or Beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

               (iii) By cessation of Personal Salary Deferral Contributions under the Plan if and when possible under the remaining provisions of the Plan, or by cessation of elective deferrals if and when possible under any other deferred compensation plan for which the Participant or Beneficiary is eligible.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's or Beneficiary's child to college or the desire to purchase a home.

            (c)  Withdrawal of amounts because of an
unforeseeable emergency shall be permitted only to the extent reasonably needed to satisfy the emergency. If the Company determines that an unforeseeable emergency requires and can be satisfied by cessation of deferrals under this Plan and any other deferred compensation plan without withdrawal under this Plan, the Company shall direct cessation of such deferrals under this Plan and any other such plan if and to the extent permitted under the provisions thereof, and shall not direct acceleration of payment under this Section 9.6.

            (d) All determinations under this Section 9.6 shall be made by an Administrative Committee appointed pursuant to
Section 11.1(c).

     9.7.  Change in Control.
           -----------------

            (a) If a Change in Control (as defined in Section 9.7(b)) shall occur, then, notwithstanding anything to the contrary herein, the entire amount accrued on behalf of a Participant under the Plan as of the Change in Control Date shall be paid in a single sum within 30 days after the Change in Control Date.

            (b)  For purposes of this Plan, a "Change in
Control" shall occur if:

               (i) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 as amended ("Act")) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

               (ii) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

               (iii) A change occurs in the composition of the Board of Directors of the Company during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the

Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

A Change in Control shall be deemed to have occurred on the date as of which any of the events described in clauses (i) through
(iv) occur (such date being referred to as "Change in Control Date"). For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (aa) the Company or any of its subsidiaries, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (cc) an underwriter temporarily holding securities pursuant to an offering of such securities, or (dd) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

            (c) Following a Change in Control, the provisions of this Section 9.7 cannot, after the Change in Control Date, be amended in any manner without the written consent of each individual who was a Participant immediately prior to a Change in Control.

            (d) Following a Change in Control, this Plan may continue in effect, notwithstanding that payment of benefits shall have been made under Section 9.7(a).

            (e) If, by reason of this Section 9.7, an excise or other special tax ("Excise Tax") is imposed on any payment under the Plan (a "Required Payment"), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax on such additional amount, will equal such Excise Tax on the Required Payment.

     9.8.  General Right to Accelerate Payment.
           -----------------------------------

            Notwithstanding Sections 9.2 and 9.3, the Company by its proper officers in its sole discretion may direct current payment of all amounts then credited to all Participants'
Accounts under the Plan.

     9.9.  Payments After Death.
           --------------------


            (a) Except as otherwise provided in this Section 9.9, any amount payable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the Beneficiary or Beneficiaries designated by the Participant pursuant to this Section 9.9 or any other person deemed to be a Beneficiary under any other provision of this Plan or by law. Each Participant shall specifically designate, by name, on forms provided by the Company, the Beneficiary(ies) to whom any such amounts shall be paid. A Participant may change or revoke a Beneficiary designation without the consent of the Beneficiary(ies) at the time by filing a new Beneficiary designation form with the Company. The filing of a new form shall automatically revoke any forms previously filed with the Company. A Beneficiary designation form not properly filed with the Company prior to the death of the Participant shall have no validity under the Plan.

            (b) Any such designation shall be contingent on the designated Beneficiary surviving the Participant. If the designated Beneficiary survives the Participant but dies before receiving the entire amount payable to the designated Beneficiary hereunder, the amount which would otherwise have been so paid shall be paid to the estate of the deceased Beneficiary unless a contrary direction was made by the Participant, in which case such direction shall control. More than one Beneficiary, and alternative or contingent Beneficiaries may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent Beneficiaries, all of which must be satisfactory to the Company.

            (c) If no Beneficiary designation is on file with the Company at the time of the Participant's death, the beneficiary(ies) for purposes of the Regular 401(k) Plan shall be deemed to be the Beneficiary designated to receive any amounts then remaining payable under this Plan.

            (d) If no Beneficiary designated by the Participant under this Plan or the Regular 401(k) Plan survives the Participant, the Participant's estate shall be deemed to be the Beneficiary designated to receive any amounts then remaining payable under this Plan.

            (e) In determining any question concerning a Participant's Beneficiary, the latest designation filed with the Company shall control and intervening changes in circumstances shall be ignored. For example, if a Participant's spouse is designated as Beneficiary but thereafter is divorced from the Participant, such designation shall remain valid until and unless the Participant files a later Beneficiary designation form with the Company.

            (f) Any check issued on or before the date of a Participant's death shall remain payable to the Participant whether or not the check is received by the Participant prior to death. Any check issued after the date of the Participant's death shall be the property of the Participant's Beneficiaries determined in accordance with this Section 9.9.

            (g)  A Participant's election of payment in
installments shall not be altered by reason of the Participant's death.

     9.10.  All Payments to be Made by the Company.  All payments
            --------------------------------------
due any Participant or Beneficiary under this Plan shall be the sole responsibility of the Company.

     9.11.  Special Rule for Non-deductible Amounts.  Any amount
            ---------------------------------------
otherwise payable under the Plan in a Plan Year for which the Company determines that the amount would not be deductible by any Participating Employer under section 162(m) of the Internal Revenue Code shall not be paid until such Plan Year as the Company determines that the amount has ceased to be non-deductible by any Participating Employer under section 162(m) of the Internal Revenue Code. In the case of any inconsistency between this Section 9.11 and any other provision of the Plan, this Section 9.11 shall govern, except in the case of Section 9.7.

                                 ARTICLE X

              PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY
              ----------------------------------------------

     10.1.  Adoption.  A Participating Employer other than the
            --------
Company shall adopt this Plan by written instrument executed by its proper officers, subject to the written approval of the Company by its proper officers or their delegates. Adoption of the Plan by a Participating Employer shall constitute automatic delegation of all rights and duties it might otherwise reserve to itself under the Plan to the Company, including full authority to amend or terminate the Plan.

     10.2.  Withdrawal.  A Participating Employer shall
            ----------
automatically withdraw from the Plan if and when it ceases to be a Participating Employer under the Regular 401(k) Plan, without the execution of any other instrument. A Participating Employer may voluntarily withdraw from the Plan on not less than thirty
(30) days' written notice from its proper officers.

     10.3.  Succession.  In the event of dissolution, merger,
            ----------
consolidation, or spin-off involving a Participating Employer, the entity surviving the transaction shall succeed to the rights and duties of the affected Participating Employer without the execution of any other instrument.

                                ARTICLE XI

                   ADMINISTRATION AND CLAIMS PROCEDURES
                   ------------------------------------

     11.1.  Administrative Duties of the Company.
            ------------------------------------

            (a) The Company shall have sole responsibility for the administration of the Plan.

            (b) The Company shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Company shall interpret the Plan; shall determine all questions arising in the administration, interpretation, and application of the Plan; and shall construe any ambiguity, supply any omission, and reconcile any inconsistency in such manner and to such extent as the Company deems proper. Any interpretation or construction placed upon any term or provision of the Plan by the Company, any decisions and determinations of the Company arising under the Plan, including without limiting the generality of the foregoing:
(i) the eligibility of any individual to become or remain a Participant, a Participant's status as such and the amount of a Participant's Compensation for any Plan Year, (ii) the time, method and amounts of payments payable under the Plan; (iii) the rights of Participants; and (iv) any other action or determination or decision whatsoever taken or made by the Company in good faith, shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and Beneficiaries.

            (c) The Chief Financial Officer of the Company shall appoint one or more Employees to carry out the Company's duties hereunder.

            (d) The Company may employ accountants, counsel, specialists, and other persons necessary to help carry out its duties and responsibilities under the Plan. The Company or any appointee shall be entitled to rely conclusively upon any opinions or reports which shall be furnished to it or him by such accountants, counsel, specialists, and other persons.

            (e) No Employee shall participate in determining his or her own entitlement under the Plan.

     11.2.  Claims Procedures.
            -----------------

            (a) The Company shall make all decisions and determinations respecting the right of any person to a payment under the Plan.


            (b) The following procedure shall be followed with respect to claims under the Plan:

               (i)  Any claimant who believes he or she is
entitled to a payment under this Plan shall submit a claim for such payment in writing to the Company.

               (ii) Any decision by the Company denying a claim in whole or in part shall be stated in writing by the Company and delivered or mailed to the claimant within ninety (90) days after receipt of the claim by the Company unless special circumstances require an extension of time for processing, but in any event within one hundred eighty (180) days after such receipt. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial ninety (90) day period, including the reasons therefor and the date by which the Company expects to render a decision. Any decision denying a claim shall set forth the specific reasons for the denial with specific references to Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and the reasons therefor, and an explanation of the Plan's claim review procedure as provided for in Section 11.2(b)(iii), all written in a manner calculated to be understood by the claimant. If the Company does not notify the claimant of denial of the claim or the need for an extension of time within the initial ninety (90) day period, the claim shall be deemed denied.

               (iii) If a claim is denied in whole or in part, the claimant or his or her duly authorized representative may request a review by the Company of the decision upon written application to the Company within sixty (60) days after notification of the decision. The claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. The Company shall make its decision on review not later than sixty (60) days after receipt of the request for review unless special circumstances require an extension of time for processing, in which case its decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial sixty (60) day period. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and specific references to the pertinent plan provisions on which the decision is based. If the Company does not notify the claimant of its decision on review within the period herein provided for, the claim shall be deemed denied on review.

            (c) The Company may adopt such rules as it deems necessary, desirable, or appropriate to carry out its duties under this Section 11.2. All rules, decisions and determinations of the Company under this Section 11.2 shall be uniformly and consistently applied. Any action or determination or decision whatsoever taken or made by the Company under this Section 11.2 in good faith shall be final, conclusive and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers, and all Participants and Beneficiaries.

            (d) The procedure provided for in this Section 11.2 shall be the sole, exclusive and mandatory procedure for resolving any dispute under this Plan.

     11.3.  Books and Records.
            -----------------

            (a) The Company shall keep such books, records, and other data as it deems necessary for proper administration of the Plan, including but not limited to records of each Participant's Personal Salary Deferral Contributions, hypothetical Investment Fund and payment elections, Account balance and payment record.

            (b) The records of the Company shall be binding on all persons unless proved incorrect to the satisfaction of the Company.

            (c) The Company shall comply with all reporting and disclosure requirements of the law and shall maintain all records required by law.

     11.4.  Notices.
            -------

            (a) Any notice from the Company to any Participant shall be in writing and shall be given by delivery to the Participant, or by mailing to the last known residence address of the Participant. Any notice from a Participant to the Company shall be in writing and shall be given by delivery to the Employee Stock Plans Department of the Company at the Company's headquarters, except as otherwise designated by the Company. Notices shall be effective on the date of actual delivery.

            (b) Each Participant shall furnish all information, including post office address and each change of post office address, proofs, receipts and releases, as may be required by the Company.

            (c)  Any communication, statement or notice
addressed to any individual at the last post office address filed with the Company shall be binding for all purposes of the Plan, and the Company shall not be obligated to search for or ascertain the whereabouts of any such individual.

            (d) Except as provided for in Article IV, any notice required by the Plan may be waived by the Company or any Participant.

            (e)  Notwithstanding any other provision of this
Section 11.4, in the event and to the extent permitted under the Regular 401(k) Plan, notices may be made by electronic means.


                                ARTICLE XII

                         AMENDMENT AND TERMINATION
                         -------------------------

            The Chief Financial Officer of the Company shall have authority to amend or terminate the Plan on behalf of the Company in his or her sole discretion at any time, except as follows:

            (a)  Any amendments that affect the Contribution
Rate shall require approval by the Compensation Committee of the Board of Directors of the Company; and

            (b) No amendment shall retroactively reduce any Participant's Account under the Plan, except as provided for in
Section 13.12.

All Participants shall be bound by any amendment to the Plan without the execution of any other instrument.


                               ARTICLE XIII

                               MISCELLANEOUS
                               -------------

     13.1.  Company's Obligations Unsecured.  It is the intention
            -------------------------------
of the Company and all Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Amounts payable to Participants under this Plan shall be paid solely from the general assets of the Company as they come due from time to time. No Participant or Beneficiary shall have any property interest whatsoever in any asset of the Company on account of participation in this Plan. Participants' rights under this Plan shall be no greater than the right of an unsecured general creditor of the Company. Nothing in this Plan shall require the Company to invest any amount in any asset or type of asset.

     13.2.  No Alienation.  Except as required by law, amounts
            -------------
payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to payment hereunder shall be void, and the Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Participant or other person.

     13.3.  No Waiver of Rights.  Except as provided for in
            -------------------
Section 11.2, no failure or delay by the Company or any Participant to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     13.4.  Severability.  The invalidity of any particular
            ------------
clause, provision or covenant herein shall not invalidate all or any part of the remainder of this Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

     13.5.  Legal Expenses.  In any proceeding to enforce rights
            --------------
and obligations hereunder, the unsuccessful party shall pay the successful party an amount equal to all reasonable out-of-pocket expenses (including reasonable legal expenses and court costs) incurred by the successful party.

     13.6.  Presumption of Competence.  Every person receiving or
            -------------------------
claiming amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age unless and until the Company receives proof satisfactory to the Company that the person is incompetent or is a minor or that a guardian or other person legally vested with the care of the person's estate has been appointed.

     13.7.  Facility of Payment.  If any amount is payable
            -------------------
hereunder to a minor or other person under legal disability or otherwise incapable of managing his or her own affairs, as determined by the Company in its sole discretion, payment thereof shall be made in one (or any combination) of the following ways, as the Company shall determine in its sole discretion:

            (a)  directly to said minor or other person;

            (b)  to a custodian for said minor or other person
(whether designated by the Company or any other person) under the Missouri Transfers to Minors Law, the Missouri Personal Custodian
Law or a similar law of any jurisdiction;

            (c) to the conservator of the estate of said minor or other person; or

            (d) to some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

The Company shall not be required to see to the application of any payment so made, and payment to the person determined by the Company shall fully discharge the Company from any further accountability or responsibility with respect to the amount so paid.

     13.8.  No Guarantee of Employment or Compensation.  No
            ------------------------------------------
provision of this Plan shall restrict any Employing Company from discharging a Participant from employment or restrict any Participant from resigning from employment with any Participating Employer. No provision of this Plan shall restrict any Employing Company from increasing or decreasing the compensation of any Employee.

     13.9.  Plan Provisions Binding.  The provisions of the Plan
            -----------------------
shall be binding upon the Company, all Participating Employers and all persons entitled to benefits under the Plan and their respective successors, heirs and legal representatives.

     13.10.  Rules of Interpretation.  Words of gender shall
             -----------------------
include persons and entities of any gender, the plural shall include the singular, and the singular shall include the plural. Captions are intended to assist in reference and shall not be interpreted as part of the Plan.

     13.11.  Missouri Law Controls.  Subject to the applicable
             ---------------------
provisions of the Employee Retirement Income Security Act of 1974 which provide to the contrary, this Plan shall be administered, construed, and enforced according to the laws of the State of Missouri and in Courts situated in that State.

     13.12.  Reporting Persons.    It is intended that the
             -----------------
interests of Reporting Persons in the Plan qualify for exclusion from the definition of "derivative securities" contained in Rule 16a-1(c) of the Securities and Exchange Commission; the Plan shall be interpreted in a manner consistent with that intent. Moreover, the Chief Financial Officer of the Company may amend the Plan, retroactively if deemed prudent, as such Officer deems appropriate to ensure the continuation of such qualification.

     13.13.  Counterparts.  This Plan may be executed in two or
             ------------
more counterparts, any one of which shall constitute an original without reference to the others.

            IN WITNESS WHEREOF, the Company has executed this Plan this 23rd day of November, 1993, effective as of the 1st day of January, 1994.

                                   ANHEUSER-BUSCH COMPANIES, INC.



                              BY:  s/JERRY E. RITTER
                                   ------------------------------
                                   Jerry E. Ritter
                                   Chief Financial Officer
wppcgw\401krest.sto